UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 11, 2012 (October 5, 2012)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 5, 2012, Arbor Realty Trust, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, Arbor Commercial Mortgage, LLC, Arbor Realty Limited Partnership and Deutsche Bank Securities Inc. as underwriter (the “Underwriter”), for the issuance and sale by the Company of 3,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company granted the Underwriter an option for 30 days to purchase up to an additional 525,000 shares of Common Stock. The Underwriter agreed to pay the Company a purchase price per share of $5.53 (reflecting a price to the public of $5.80 per share, less an underwriting discount of $0.27 per share). The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and certain affiliated entities and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities. The transaction contemplated by the Underwriting Agreement closed on October 11, 2012.

The Common Stock is being sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (File No. 333-167303). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated October 5, 2012, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC, Arbor Realty Limited Partnership and Deutsche Bank Securities Inc.

5.1	Opinion of Venable LLP

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

By:	/S/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Date: October 11, 2012

EXHIBIT INDEX

Exhibit Number

1.1	Underwriting Agreement, dated October 5, 2012.
5.1	Opinion of Venable LLP, dated October 11, 2012.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated October 11, 2012.